Exhibit 99.1

Lifetime Brands, Inc. Reports Second Quarter Financial Results

Consolidated Net Sales Increase 7.2% in Constant Currency

Consolidated EBITDA Increases to $4.4 Million from $1.5 Million

Board of Directors Increases Annual Cash Dividend by 13.3% to $0.17 per Share

GARDEN CITY, NY, – August 6, 2015 – Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, today reported its financial results for the second quarter ended June 30, 2015.

Second Quarter Financial Highlights:

•	Consolidated net sales were $120.9 million in the quarter ended June 30, 2015; an increase of $5.6 million, or 4.9%, as compared to consolidated net sales of $115.3 million in the corresponding period in 2014. In constant currency, which excludes the impact of foreign exchange fluctuations, consolidated net sales increased 7.2%, as compared to consolidated net sales in the corresponding period in 2014.

•	Gross margin was $43.5 million, or 36.0%, in the quarter ended June 30, 2015, as compared to $40.9 million, or 35.4%, for the corresponding period in 2014.

•	Loss from operations was $1.0 million in the quarter ended June 30, 2015, as compared to a loss of $3.2 million in the corresponding period in 2014.

•	Net loss was $1.7 million, or $0.12 per diluted share, in the quarter ended June 30, 2015, as compared to a loss of $3.2 million, or $0.24 per diluted share, in the corresponding period in 2014.

•	Adjusted net loss was $0.6 million, or $0.04 per diluted share, in the quarter ended June 30, 2015, as compared to a loss of $3.1 million, or $0.23 per diluted share, in the corresponding period in 2014.

•	Consolidated EBITDA was $4.4 million, in the quarter ended June 30, 2015, as compared to $1.5 million for the corresponding 2014 period.

•	Equity in earnings, net of taxes, was $577,000, excluding the impact of a $575,000 deferred tax expense related to foreign currency translation, in the quarter ended June 30, 2015, as compared to $41,000 in the corresponding 2014 period.

Six Months Financial Highlights:

•	Consolidated net sales were $238.6 million in the six months ended June 30, 2015; an increase of $4.9 million, or 2.1%, as compared to net sales of $233.7 million for the corresponding period in 2014. In constant currency, consolidated net sales increased 4.4%.

•	Gross margin was $88.4 million, or 37.1%, in the six months ended June 30, 2015 as compared to $85.2 million, or 36.4%, for the corresponding period in 2014.

•	Loss from operations was $3.2 million in the six months ended June 30, 2015, as compared to a loss of $5.4 million, for the corresponding period in 2014.

•	Net loss was $3.8 million, or $0.28 per diluted share, in the six months ended June 30, 2015, as compared to a loss of $6.1 million, or $0.46 per diluted share, in the 2014 period.

•	Adjusted net loss was $2.5 million, or $0.18 per diluted share, in the six months ended June 30, 2015, as compared to a loss of $4.8 million, or $0.36 per diluted share, in the 2014 period.

•	Consolidated EBITDA was $6.9 million in the six months ended June 30, 2015, as compared to $5.2 million for the corresponding 2014 period.

•	Equity in earnings, net of taxes, was $0.3 million in the six months ended June 30, 2015 as compared to equity in losses, net of taxes, of $0.2 million in the corresponding 2014 period.

Jeffrey Siegel, Lifetime’s Chairman and Chief Executive Officer, commented,

“Lifetime’s financial results for the quarter were in line with our expectations. Our growth in sales and improved operating performance is attributable to our increased emphasis on product innovation and our continuing pursuit of productivity gains.

“Net sales for the U.S. Wholesale segment were $94.6 million, an increase of $9.5 million, or 11.2%, as compared to net sales of $85.1 million for the corresponding period in 2014. Net sales for the segment’s Kitchenware and Tableware product categories increased, offset by a decrease in net sales of the segment’s Home Solutions product category.

“Net sales for the International segment were $22.5 million, a decrease of $4.1 million, as compared to net sales of $26.6 million for the corresponding period in 2014. In local currencies, net sales for the segment decreased approximately 4%.

“Our retailer partners continue to foresee a strong Holiday selling season, which is reflected in strong bookings and placements for products to be delivered later this year. As a result, we continue to have a high level of confidence in our ability to achieve our consolidated full year 2015 financial goals. In constant currency, we expect to achieve near 6% net sales growth for the year, the high end of our guidance; however, we expect the strong U.S. dollar to continue to dampen foreign operating results during the second half of the year. Hence; on a reported basis, we currently forecast full year 2015 net sales to increase by 3% to 6%, reaffirming the guidance we provided on our first quarter conference call. Also, we continue to expect our operating margin to be in the range of 4.5 to 5.5%.

“Consistent with our expectations for the full year, on August 4, 2015, our Board of Directors declared a quarterly cash dividend of $0.0425 per share, payable on November 13, 2015 to shareholders of record on October 30, 2015, representing an increase of 13.3%.”

Conference Call

The Company has scheduled a conference call for Thursday, August 6, 2015 at 11:00 a.m. ET. The dial-in number for the conference call is (800) 510-0146 or (617) 614-3449 passcode #96133808. A replay of the call will also be available through Friday, August 7, 2015 and can be accessed by dialing (888) 286-8010 or (617) 801-6888, conference ID #18155748. A live webcast of the conference call will be broadcast in the Investor Relations section of the Company’s web site, www.lifetimebrands.com. For those who cannot listen to the live broadcast, an audio replay of the call will also be available on the site.

Non-GAAP Financial Measures

This earnings release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Forward-Looking Statements

In this press release, the use of the words “believe,” “could,” “expect,” “may,” “positioned,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under such well-known kitchenware brands as Farberware®, KitchenAid®, Cuisine de France®, Fred® & Friends, Guy Fieri®, Kitchen Craft®, Kizmos™, La Cafetière®, Misto®, Mossy Oak®, Pedrini®, Sabatier®, Savora™ and Vasconia®; respected tableware brands such as Mikasa®, Pfaltzgraff®, Creative Tops®, Gorham®, International® Silver, Kirk Stieff®, Sasaki®, Towle® Silversmiths, Tuttle®, Wallace®, V&A® and Royal Botanic Gardens Kew®; and home solutions brands, including Kamenstein®, Bombay®, BUILT®, Debbie Meyer® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn & Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands – except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net sales	$120,935	$115,321	$238,592	$233,732
Cost of sales	77,424	74,469	150,173	148,548

Gross margin	43,511	40,852	88,419	85,184
Distribution expenses	12,547	12,460	26,030	24,806
Selling, general and administrative expenses	31,951	31,424	65,547	65,607
Restructuring expenses	—	125	—	125

Loss from operations	(987)	(3,157)	(3,158)	(5,354)
Interest expense	(1,459)	(1,672)	(2,890)	(3,062)
Financing expense	—	—	(154)	—
Loss on early retirement of debt	—	—	—	(319)

Loss before income taxes and equity in earnings	(2,446)	(4,829)	(6,202)	(8,735)
Income tax benefit	717	1,586	2,080	2,771
Equity in earnings (losses), net of taxes	2	41	290	(167)

NET LOSS	$(1,727)	$(3,202)	$(3,832)	$(6,131)

Weighted-average shares outstanding – basic	13,845	13,483	13,779	13,379

BASIC LOSS PER COMMON SHARE	$(0.12)	$(0.24)	$(0.28)	$(0.46)

Weighted-average shares outstanding – diluted	13,845	13,483	13,779	13,379

DILUTED LOSS PER COMMON SHARE	$(0.12)	$(0.24)	$(0.28)	$(0.46)

Cash dividends declared per common share	$0.0375	$0.0375	$0.075	$0.075

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands – except share data)

(unaudited)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,956	$5,068
Accounts receivable, less allowances of $6,313 at June 30, 2015 and $6,663 at December 31, 2014	77,530	107,211
Inventory	154,244	137,924
Prepaid expenses and other current assets	12,719	7,914
Deferred income taxes	171	—

TOTAL CURRENT ASSETS	249,620	258,117
PROPERTY AND EQUIPMENT, net	25,999	26,801
INVESTMENTS	26,697	28,155
INTANGIBLE ASSETS, net	100,104	103,597
OTHER ASSETS	2,947	4,732

TOTAL ASSETS	$405,367	$421,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturity of Credit Agreement Term Loan	$20,000	$10,000
Short term loan	115	765
Accounts payable	32,691	28,694
Accrued expenses	31,174	36,961
Deferred income taxes	3,219	2,293
Income taxes payable	—	5,156

TOTAL CURRENT LIABILITIES	87,199	83,869
DEFERRED RENT & OTHER LONG-TERM LIABILITIES	19,812	20,160
DEFERRED INCOME TAXES	1,474	1,485
REVOLVING CREDIT FACILITY	91,308	92,655
CREDIT AGREEMENT TERM LOAN	20,000	35,000
STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value, shares authorized: 100 shares of Series A and 2,000,000 shares of Series B; none issued and outstanding	—	—
Common stock, $.01 par value, shares authorized: 25,000,000; shares issued and outstanding: 14,000,171 at June 30, 2015 and 13,712,081 at December 31, 2014	140	137
Paid-in capital	164,034	160,315
Retained earnings	32,826	37,703
Accumulated other comprehensive loss	(11,426)	(9,922)

TOTAL STOCKHOLDERS’ EQUITY	185,574	188,233

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$405,367	$421,402

LIFETIME BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Six Months Ended June 30,
	2015	2014
OPERATING ACTIVITIES
Net loss	$(3,832)	$(6,131)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Provision for doubtful accounts	191	156
Depreciation and amortization	7,193	7,329
Amortization of financing costs	313	311
Deferred rent	503	(530)
Stock compensation expense	1,523	1,439
Undistributed equity in (earnings) losses, net	(290)	167
Loss on early retirement of debt	—	319
Changes in operating assets and liabilities (excluding the effects of business acquisitions)
Accounts receivable	29,561	33,180
Inventory	(16,011)	(18,960)
Prepaid expenses, other current assets and other assets	(2,351)	(4,050)
Accounts payable, accrued expenses and other liabilities	(663)	(17,356)
Income taxes payable	(5,513)	(3,277)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	10,624	(7,403)

INVESTING ACTIVITIES
Purchases of property and equipment	(2,881)	(2,713)
Kitchen Craft acquisition, net of cash acquired	—	(61,676)
Other acquisitions, net of cash acquired	—	(5,280)

NET CASH USED IN INVESTING ACTIVITIES	(2,881)	(69,669)

FINANCING ACTIVITIES
Proceeds from Revolving Credit Facility	129,229	138,869
Repayments of Revolving Credit Facility	(130,571)	(90,853)
Repayments of Senior Secured Term Loan	—	(20,625)
Proceeds from Credit Agreement Term Loan	—	50,000
Repayment of Credit Agreement Term Loan	(5,000)	—
Proceeds from Short Term Loan	37	868
Payments on Short Term Loan	(688)	—
Payment of financing costs	—	(1,375)
Proceeds from exercise of stock options	541	1,460
Cash dividends paid	(1,033)	(1,007)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(7,485)	77,337

Effect of foreign exchange on cash	(370)	17
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(112)	282

Cash and cash equivalents at beginning of period	5,068	4,947

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,956	$5,229

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Consolidated EBITDA for the Four Quarters Ended June 30, 2015
Three months ended June 30, 2015	$4,388
Three months ended March 31, 2015	2,519
Three months ended December 31, 2014	20,918
Three months ended September 30, 2014	16,470

Total for the four quarters	$44,295

Consolidated EBITDA for the Four Quarters Ended June 30, 2014 (1)

Three months ended June 30, 2014	$1,494
Three months ended March 31, 2014	3,660
Three months ended December 31, 2013	21,011
Three months ended September 30, 2013	15,067

Total for the four quarters	$41,232

(1)	Consolidated EBITDA for the four quarters ended June 30, 2014 excludes the effect of a pro forma acquisition adjustment of $4.5 million.

Reconciliation of GAAP to Non-GAAP Operating Results

Consolidated EBITDA:

	Three Months Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net income (loss) as reported	$(1,727)	$(2,105)	$9,261	$(1,586)
Subtract out:
Undistributed equity in (earnings) losses, net	(2)	(288)	1,364	5,193
Add back:
Income tax provision (benefit)	(717)	(1,363)	5,473	3,123
Interest expense	1,459	1,431	1,658	1,698
Loss on early retirement of debt	—	—	27	—
Financing expense	—	154	758	—
Intangible asset impairment	—	—	—	3,384
Depreciation and amortization	3,638	3,555	3,572	3,299
Stock compensation expense	773	750	2,360	694
Contingent consideration	1,545	147	(4,115)	665
Permitted acquisition related expenses, net of recovery	(581)	238	560	—

Consolidated EBITDA	$4,388	$2,519	$20,918	$16,470

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Consolidated EBITDA:

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Net income (loss) as reported	$(3,202)	$(2,929)	$9,388	$1,093
Subtract out:
Undistributed equity in (earnings) losses, net	(41)	208	(332)	5,452
Add back:
Income tax provision (benefit)	(1,586)	(1,185)	6,182	3,869
Interest expense	1,672	1,390	1,256	1,280
Loss on early retirement of debt	—	319	102	—
Depreciation and amortization	3,716	3,613	2,708	2,517
Stock compensation expense	713	726	750	738
Permitted acquisition related expenses	97	1,518	957	39
Restructuring expenses	125	—	—	79

Consolidated EBITDA	$1,494	$3,660	$21,011	$15,067

Consolidated EBITDA is a non-GAAP measure that the Company defines as net income (loss), adjusted to exclude undistributed equity in earnings (losses), income taxes, interest, losses on early retirement of debt, depreciation and amortization, stock compensation expense, intangible asset impairment, contingent consideration, certain acquisition related expenses and restructuring expenses, as shown in the tables above.

LIFETIME BRANDS, INC.

Supplemental Information

(In thousands – except per share data)

Reconciliation of GAAP to Non-GAAP Operating Results (continued)

Adjusted net loss and adjusted diluted loss per common share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net loss as reported	$(1,727)	$(3,202)	$(3,832)	$(6,131)
Adjustments:
Contingent consideration	1,545	—	1,545	—
Acquisition related expenses (recoveries), net	(649)	97	(411)	1,615
Financing expenses	—	—	154	—
Loss on early retirement of debt	—	—	—	319
Restructuring expenses	—	125	—	125
Deferred tax for foreign currency translation for Grupo Vasconia	575	—	575	—
Income tax effect on adjustments	(358)	(79)	(515)	(736)

Adjusted net loss	$(614)	$(3,059)	$(2,484)	$(4,808)

Adjusted diluted loss per common share	$(0.04)	$(0.23)	$(0.18)	$(0.36)

Adjusted net loss in the three and six months ended June 30, 2015 excludes the fair value adjustment of certain contingent consideration, acquisition related expenses, the recovery of acquisition related expenses for an acquisition not completed, financing expenses and deferred tax expense related to our equity earnings of Vasconia due to recording the tax benefit of cumulative translation losses through other comprehensive income. Adjusted net loss in the three and six months ended June 30, 2014 excludes certain acquisition related expenses, the loss on retirement of debt and restructuring expenses.